Exhibit 10.17
AMENDMENT NO. 11 TO LEASE AGREEMENT
     THIS AMENDMENT is made as of December 5, 2006, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (“Landlord”) and RTW, INC. and AMERICAN COMPENSATION INSURANCE COMPANY (collectively, “Tenant”)-
     A. Landlord and Tenant or their predecessors in interest entered into a written lease agreement dated August 7, 1990 (“Initial Lease”), which has not previously been amended or modified, except by:
     Amendment No. 1 to Lease Agreement dated October 15, 1990 (“Amendment No. 1”),
     Amendment No. 2 to Lease Agreement dated October 28, 1991 (“Amendment No. 2”),
     Amendment No. 3 to Lease Agreement dated December 29, 1992 (“Amendment No. 3”),
     Amendment No. 4 to Lease Agreement dated January 31, 1994 (“Amendment No. 4”),
     Amendment No. 5 to Lease Agreement dated July 27, 1994 (“Amendment No. 5”),
     Amendment No. 6 to Lease Agreement dated December 9, 1994 (“Amendment No. 6”),
     Amendment No. 7 to Lease Agreement dated January 15, 1997 (“Amendment No. 7”),
     Amendment No. 8 to Lease Agreement dated July 20, 1998 (“Amendment No. 8”),
     Amendment No. 9 to Lease Agreement dated January 12, 1999 (“Amendment No. 9”), and
     Amendment No. 10 to Lease Agreement dated June 13, 2002 (“Amendment No. 10”).
The Initial Lease and Amendments Nos. 1 through 10 are sometimes collectively referred to herein as the “Current Lease.”
     B. The Current Lease relates to the Leased Premises consisting of approximately 26,301 rentable square feet on the fourteenth and fifteenth floors of the building commonly known as 8500 Normandale Lake Boulevard, Bloomington, Minnesota (the “Building”), and comprised of the following parcels:
     Approximately 20,745 rentable square feet on the fourteenth floor (“Suite 1400”),and
     Approximately 5,556 rentable square feet on the fifteenth floor (“Suite 1550”).
     C. Landlord and Tenant desire to delete Suite 1550 from the Leased Premises, to expand the Leased Premises to include approximately 11,185 rentable square feet on the eleventh floor of the Building as shown on the attached Exhibit 1 (“Suite 1130”), to extend the term of the Lease, and to otherwise amend the Lease as provided in this Amendment.
     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:
     1. Effect. The Current Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Current Lease. All references in the Current Lease to “this Lease,” and all references in this Amendment to “the Lease,” shall be deemed to refer to the Current Lease as amended by this Amendment. In all other respects, the terms and conditions of the Current Lease shall remain unmodified and in effect. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meanings as provided in the Current Lease.
     2. Term. The term of the Lease is hereby extended for one (1) period of sixty (60) months commencing on October 1, 2007, and ending on September 30, 2012 (“Third Extension Term”). Except

as expressly provided otherwise in the Lease or this Amendment, the Lease shall continue during the Third Extension Term on all of the same terms and conditions, and any reference in the Lease to the term of the Lease shall be deemed to include and refer to the Third Extension Term. This Amendment shall not be deemed to grant to Tenant any right or option to further extend or renew the Lease, and any options to extend or renew contained in the Lease are hereby deleted.
     3. Leased Premises.
     A. For purposes of this Amendment, the “Relocation Date” shall mean the earlier of: (1) the date of substantial completion of the Tenant Finish Work in Suite 1130 pursuant to the attached Exhibit 2, or (2) the date Tenant occupies all or any part of Suite 1130 for the conduct of business. The Relocation Date is currently estimated to occur on approximately March 1, 2007. If the Relocation Date is delayed, Tenant’s obligation to pay rent for Suite 1130 shall be postponed until the Relocation Date occurs (except in the case of Tenant Delay as provided in the attached Exhibit 2), Landlord shall not be liable for such delay, and the term shall not be extended or affected thereby.
      B. As of the Relocation Date, Suite 1550 shall be entirely deleted and released from the Lease, and Tenant shall completely vacate Suite 1550 and surrender possession thereof to Landlord in the condition required under the Lease, reasonable wear and tear excepted. Tenant shall at its expense remove all of Tenant’s trade fixtures, personal property, equipment, and telecommunications and computer wiring from Suite 1550, and repair any damage caused by such removal, moving, or installation.
     C. As of the Relocation Date, the Leased Premises shall be amended and expanded so that the Leased Premises thereafter shall consist of a total of approximately 31,930 rentable square feet, and shall be comprised of Suite 1400 and Suite 1130. Except as expressly provided otherwise in this Amendment or in the Lease, Suite 1130 shall be added to and become part of the Leased Premises for the remaining term of the Lease (including the Third Extension Term and any extension thereof) on all of the terms and conditions of the Lease, and any reference in the Lease to the Leased Premises shall thereafter be deemed to refer to Suite 1400 and Suite 1130.
     D. If Tenant holds over in Suite 1550 after the Relocation Date, in addition to Landlord’s other rights and remedies under the law and the Lease: (1) Tenant shall pay holdover rent for Suite 1550 at one hundred fifty percent (150%) of the rate for Base Net Rent and Operating Costs payable by Tenant for such space during the month preceding the Relocation Date, computed on a daily basis for each day Tenant remains in possession of Suite 1550; and (2) Landlord shall be entitled to lawfully retake possession of Suite 1550 and to recover from Tenant all costs, reasonable attorneys’ fees and consequential damages sustained by Landlord as a result of such holding over by Tenant.
     5. Rent.
     A. Tenant shall pay Base Net Rent for Suite 1400 through September 30, 2007 as currently provided in the Lease. During the Third Extension Term, Tenant shall pay Base Net Rent for Suite 1400 at an annual rate per rentable square foot and payable in monthly installments as follows:

	Annual Rate Per	Monthly
Period	Square Foot	Installment
10/1/07-9/30/09	$17.85	$30,858.19
10/1/09-9/30/10	$18.50	$31,981.88
10/1/10-9/30/11	$19.10	$33,019.13
10/1/11-9/30/12	$19,75	$34,142.81
     B. Tenant shall pay Base Net Rent for Suite 1550 through the day preceding the Relocation Date as currently provided in the Lease.
     C. Commencing as of the Relocation Date and continuing through the end of the Third Extension Term, Tenant shall pay Base Net Rent for Suite 1130 at an annual rate per rentable square foot and payable in monthly installments as follows:

	Annual Rate	Monthly
Period	Per Square Foot	Installment
Relocation Date through 9/30/07	$17.20	$16,031.83
10/1/07-9/30/09	$17.85	$16,637.69
10/1/09-9/30/10	$18.50	$17,243.54
10/1/10-9/30/11	$19.10	$17,802.79
10/1/11-9/30/12	$19.75	$18,408.65
     D. Tenant shall pay its proportionate share of Operating Costs for Suite 1400 and Suite 1550 through the day preceding the Relocation Date as currently provided in the Lease. Commencing as of the Relocation Date, Tenant’s proportionate share of Operating Costs for Suite 1400 and Suite 1130 shall be 6.593%, calculated by dividing the rentable square feet in Suite 1400 and Suite 1130 of 31,930 by the rentable square feet in the Building of 484,290; and Tenant shall thereafter pay its proportionate share of Operating Costs for Suite 1400 and Suite 1130 as provided in the Lease.
     E. Rent for Suite 1400 and Suite 1130 shall be paid at the same time and in the same manner as currently provided in the Lease. If the Relocation Date is not the first day of a calendar month, the Base Net Rent and Tenant’s proportionate share of Operating Costs for the month in which the Relocation Date occurs shall be prorated on a daily basis between Suite 1550 and Suite 1130, and any deficiency or refund shall be paid within thirty (30) days after Landlord’s statement to Tenant.
     6. Leasehold Improvements. Landlord agrees to construct leasehold improvements in Suite 1400 and Suite 1130 as provided in the attached Exhibit 2. In all other respects, Tenant agrees to accept Suite 1400 and Suite 1130 on an “as is” basis, and Landlord has no obligation to do or pay for any leasehold improvements or plans.
     7. Miscellaneous.
     A. Within ten (10) days after written request by Landlord, Tenant shall execute and deliver an instrument in form reasonably satisfactory to Landlord confirming the Relocation Date or any other matter reasonably requested by Landlord relating to the relocation of the Leased Premises.
     B. Paragraph 6B of Amendment No. 10 and all prior provisions relating to climate-controlled parking spaces are hereby deleted from the Lease.

     C. Paragraph 6C of Amendment No. 10 and all prior provisions relating to storage spaces are hereby entirely deleted from the Lease.
     8. Tenant Representations. Tenant hereby represents to Landlord that there has been no assignment of Tenant’s interest under the Lease and no sublease of all or any portion of the Leased Premises by Tenant requiring Landlord’s consent that has not been obtained, there are no existing defenses, claims or offsets which Tenant has against the enforcement of the Lease or Landlord, and Landlord and Tenant are not currently in default under the Lease.
     9- Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent or finder with respect to this Amendment, except for United Properties LLC (representing Landlord and whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement). Landlord and Tenant shall indemnify and hold each other harmless from all claims, liability or expense (including reasonable attorneys’ fees) in connection with any claim for broker’s, finder’s or other fees or commissions by any other person or entity as a result of such party’s actions or alleged actions.
     10. Entire Agreement. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof, and may not be amended or modified except in a writing signed by Landlord and Tenant. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.
     By signing this Amendment, the parties agree to the above terms.

LANDLORD:		TENANT:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA		RTW, INC.

By	/s/ Arend W. Taal	By	/s/ Jeffrey B.Murphy
Name:	Arend W. Taal	Name:	Jeffrey B.Murphy
Title:	DIRECTOR	Title:	CEO
Date Signed: 12/11/06		Date Signed: December 7, 2006

AMERICAN COMPENSATION INSURANCE COMPANY

		By	/s/ Alfred L. LaTendresse
		Name:	Alfred L. LaTendresse
		Title:	EVP and CFO
Date Signed: December 7, 2006

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